Exhibit No. Ex-99.d(2)

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                                  FMR CO., INC.

                                       AND

                     FIDELITY MANAGEMENT & RESEARCH COMPANY

      AGREEMENT made this 7th day of October, 2002, by and between FMR Co., Inc., a Massachusetts corporation with principal offices at 82 Devonshire Street, Boston, Massachusetts (hereinafter called the "Sub-Advisor") and Fidelity Management & Research Company, a Massachusetts corporation with principal offices at 82 Devonshire Street, Boston, Massachusetts (hereinafter called the "Advisor").

      WHEREAS the Advisor has entered into a Management Contract with The Japan Fund, Inc. (hereinafter called the "Portfolio"), pursuant to which the Advisor is to act as investment manager and advisor to the Portfolio, and

      WHEREAS the Sub-Advisor was formed for the purpose of providing investment management of equity and high income funds and advising generally with respect to equity and high income instruments.

      NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the Advisor and the Sub-Advisor agree as follows:

1. (a) The Sub-Advisor shall, subject to the supervision of the Advisor, direct the investments of all or such portion of the Portfolio's assets as the Advisor shall designate in accordance with the investment objective, policies and limitations as provided in the Portfolio's Prospectus or other governing instruments, as amended from time to time, the Investment Company Act of 1940 and rules thereunder, as amended from time to time (the "1940 Act"), and such other limitations as the Portfolio may impose by notice in writing to the Advisor or Sub-Advisor. The Sub-Advisor shall also furnish for the use of the Portfolio office space and all necessary office facilities, equipment and personnel for servicing the investments of the Portfolio; and shall pay the salaries and fees of all personnel of the Sub-Advisor performing services for the Portfolio relating to research, statistical and investment activities. The Sub-Advisor is authorized, in its discretion and without prior consultation with the Portfolio or the Advisor, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Portfolio. The investment policies and all other actions of the Portfolio are and shall at all times be subject to the control and direction of the Portfolio's Board of Directors.

      (b) The Sub-Advisor shall also furnish such reports, evaluations, information or analyses to the Portfolio and the Advisor as the Portfolio's Board of Directors may request from time to time or as the Sub-Advisor may deem to be desirable. The Sub-Advisor shall make recommendations to the Portfolio's Board of Directors with respect to Portfolio policies, and shall carry out such policies as are adopted by the Directors. The Sub-Advisor shall, subject to review by the Board of Directors, furnish such other


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services as the Sub-Advisor shall from time to time determine to be necessary or useful to perform its obligations under this Agreement and which are not otherwise furnished by the Advisor.

      (c) The Sub-Advisor shall place all orders for the purchase and sale of portfolio securities for the Portfolio's account with brokers or dealers selected by the Sub-Advisor, which may include brokers or dealers affiliated with the Advisor or Sub-Advisor. The Sub-Advisor shall use its best efforts to seek to execute portfolio transactions at prices which are advantageous to the Portfolio and at commission rates which are reasonable in relation to the benefits received. In selecting brokers or dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Portfolio and/or the other accounts over which the Sub-Advisor, Advisor or their affiliates exercise investment discretion. The Sub-Advisor is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Advisor determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Advisor and its affiliates have with respect to accounts over which they exercise investment discretion. The Directors of the Portfolio shall periodically review the commissions paid by the Portfolio to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Portfolio.

2. As compensation for the services to be furnished by the Sub-Advisor hereunder, the Advisor agrees to pay the Sub-Advisor a monthly fee equal to 50% of the fee (including performance adjustments, if any) that the Portfolio is obligated to pay the Advisor under the Portfolio's Advisory Agreement with the Advisor in respect of that portion of the Portfolio's assets managed by the Sub-Advisor during such month. Such fee shall not be reduced to reflect expense reimbursements or fee waivers by the Advisor, if any, in effect from time to time.

3. It is understood that Directors, officers, and shareholders of the Portfolio are or may be or become interested in the Advisor or the Sub-Advisor as directors, officers or otherwise and that directors, officers and stockholders of the Advisor or the Sub-Advisor are or may be or become similarly interested in the Portfolio as a shareholder or otherwise.

4. It is understood that the Portfolio will pay all its expenses other than those expressly stated to be payable by the Sub-Advisor hereunder or by the Advisor under the Advisory Agreement with the Portfolio.

5. The Services of the Sub-Advisor to the Advisor are not to be deemed to be exclusive, the Sub-Advisor being free to render services to others and engage in other activities, provided, however, that such other services and activities do not, during the term of this Agreement, interfere, in a material manner, with the Sub-Advisor's ability to meet all of its obligations with respect to rendering investment advice hereunder. The Sub-Advisor shall for all purposes be an independent contractor and not an agent or employee of the Advisor or the Portfolio.

6. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Sub-Advisor, the Sub-Advisor shall not be subject to liability to the Advisor, the Portfolio or to any shareholder of the Portfolio for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.


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7. (a) Subject to prior termination as provided in sub-paragraph (d) of this paragraph 7, this Agreement shall continue in force until October 7, 2004 and indefinitely thereafter, but only so long as the continuance after such period shall be specifically approved at least annually by vote of the Portfolio's Board of Directors or by vote of a majority of the outstanding voting securities of the Portfolio.

      (b) This Agreement may be modified by mutual consent subject to the provisions of Section 15 of the 1940 Act, as modified by or interpreted by any applicable order or orders of the Securities and Exchange Commission (the "Commission") or any rules or regulations adopted by, or interpretive releases of, the Commission.

      (c) In addition to the requirements of sub-paragraphs (a) and (b) of this paragraph 7, the terms of any continuance or modification of the Agreement must have been approved by the vote of a majority of those Directors of the Portfolio who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

      (d) Either the Advisor, the Sub-Advisor or the Portfolio may, at any time on sixty (60) days' prior written notice to the other parties, terminate this Agreement, without payment of any penalty, by action of its Board of Directors, or by vote of a majority of its outstanding voting securities. This Agreement shall terminate automatically upon the termination of the Management Contract between the Portfolio and the Advisor. This Agreement shall terminate automatically in the event of its assignment.

8. This agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without giving effect to the choice of laws provisions thereof.

      The terms "registered investment company," "vote of a majority of the outstanding voting securities," "assignment," and "interested persons," when used herein, shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended.


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      IN WITNESS WHEREOF the parties hereto have caused this instrument to be signed in their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date written above.


                                                     FMR CO., INC.


                                                     --------------------------
                                                     By: JS Wynant
                                                     Title: Treasurer


                                                     FIDELITY MANAGEMENT &
                                                     RESEARCH COMPANY


                                                     --------------------------
                                                     By: JS Wynant
                                                     Title: Vice President